PRESS RELEASE
PROVIDENCE, RI

FOR IMMEDIATE RELEASE
OCTOBER 5, 2007

NESTOR, INC. ACCEPTS WILLIAM B. DANZELL’S RESIGNATION

PROVIDENCE, RI – October 5, 2007 – Nestor, Inc. (OTC: NEST), a leading provider of video-based traffic safety systems and services, announced today that it received and accepted the resignation of William B. Danzell from the Company’s Board of Directors, effective October 2, 2007.    Affiliated with the Company since 2003, Mr. Danzell served as President and Chief Executive Officer from 2003 through May 2007.

Nestor’s chairman George Ball stated, “The Board is grateful to Bill for his years of service and dedication to the Company, and wishes him continued success.”

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  We may not meet the expectations disclosed in our forward-looking statements and investors should not place undue reliance on those statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, competition, legal and legislative challenges to automated traffic enforcement, and other factors discussed in Risk Factors in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC.  Investors are advised to read Nestor's Annual Report, quarterly reports on Form 10-Q and current reports on Form 8-K filed after our most recent annual or quarterly report.  The forward-looking statements in this letter represent our current views and we disclaim any obligation to update these forward-looking statements.

For more information, call (401) 274-5658 or visit www.nestor.com.

Brian Haskell
General Counsel
401-274-5658 ext. 738

Nigel P. Hebborn
Executive Vice President
401-274-5658 ext. 714

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